Exhibit 10.6(a)

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of February 1, 2007, by and between HENNESSY ADVISORS, INC., a California corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), and has reference to the following facts and circumstances (the “Recitals”):

A. Borrower and Lender entered into the Amended and Restated Loan Agreement dated as of July 1, 2005 (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment).

B. Borrower has requested an amendment to the Loan Agreement as described below, and Lender has agreed to amend the Loan Agreement in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Recitals. The Recitals are true and correct, and, together with the defined terms set forth therein, are incorporated herein by this reference.

2. Amendment to Loan Agreement. Section 2.03(a) of the Loan Agreement is deleted and replaced with the following:

“(a) So long as no Event of Default has occurred and is continuing, the Loan shall bear interest on the outstanding principal amount thereof for each day until paid at an annual rate equal to One Percent (1%) below the Prime Rate. So long as any Event of Default has occurred and is continuing, the Loan shall bear interest on the outstanding principal amount thereof for each day until paid at an annual rate equal to One Percent (1%) over and above the Prime Rate. Interest on the principal balance of the Loan shall be payable monthly in arrears on the tenth (10th) day of each month, and at the maturity of the Note (whether by reason of acceleration or otherwise). From and after the maturity of the Note, whether by reason of acceleration or otherwise, the Loan shall bear interest, payable on demand, for each day until paid at an annual rate equal to One Percent (1%) over and above the Prime Rate.”

3. Costs and Expenses. Borrower hereby agrees to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower’s existing credit facilities with Lender. Borrower further agrees to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Transaction Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower’s Obligations and the termination of the Loan Agreement.

4. References to this Agreement. All references in the Loan Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

5. Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

6. Benefit. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

7. Representations and Warranties. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or Bylaws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower and/or any other Obligor in the Loan Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

8. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

9. Missouri Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

10. Notice Required by Section 432.047 R.S. Mo. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE,

REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

11. Conditions Precedent. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received the following, all in form and substance acceptable to Lender:

(a) this Amendment, duly executed by Borrower;

(b) the Certified Board of Directors Resolutions, duly certified by the Secretary of Borrower;

(c) a current certificate of good standing for Borrower, issued by the California Secretary of State; and

(d) such other documents and information as reasonably requested by Lender.

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the day and year first above written.

(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

Borrower:

HENNESSY ADVISORS, INC.

By:	/s/ Neil J. Hennessy
Neil J. Hennessy, President

Lender:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen D. Myers
Karen D. Myers, Senior Vice President